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                                                             EXHIBIT 10-r

                              AMENDMENT NUMBER 1
                                    TO THE
                AMSOUTH BANCORPORATION SUPPLEMENTAL THRIFT PLAN
                                 (the "Plan")

     AmSouth Bancorporation further amends the Plan, effective January 1, 1996, as follows:

     1. By deleting the second sentence of Section 4.1(a) and substituting the following therefor: "On this form the Participant may elect to reduce his or her Compensation for the Plan Year by a whole percentage that does not exceed fifteen (15%)."

     2. By deleting Section 4.2(b) in its entirety and substituting the following therefor:

     (b) Amount. The amount of matching contributions credited to a
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     Participant's account under this Plan shall be equal to 100% of the sum of
     (i) and (ii) below:

          (i) the Participant's unmatched (determined on a per payroll basis) pre-tax elective deferrals made to the Thrift Plan pursuant to Section
          4.02 of the Thrift Plan; and

          (ii) salary reduction contributions credited to the Participant's account under this Plan pursuant to the Participant's supplemental salary reduction agreement.

     Provided, however, that (A) no matching contributions shall be made on salary reduction contributions or deferrals under (i) or (ii) above to the extent that such salary reduction contributions or deferrals (determined on a per payroll basis) exceed six percent (6%) of a Participant's Compensation; and (B) nothing in this Section 4.2 shall entitle a Participant to be credited with a matching contribution under this Plan for any salary reduction contribution or deferral made to the Thrift Plan prior to the time such Participant has received the maximum matching contributions to the Thrift Plan allowed under the terms of the Thrift Plan.

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     IN WITNESS WHEREOF, AmSouth Bancorporation has on behalf of itself and all participating Employers executed this Amendment Number 1 on this 21st day of December, 1995 to be effective January 1, 1996.

                                     AMSOUTH BANCORPORATION

ATTEST:

                                     By:  /s/  John W. Woods
                                        -----------------------------
/s/  William H. Caughran, Jr.           John W. Woods
--------------------------------        Chairman of the Board and
William H. Caughran, Jr.                Chief Executive Officer
Assistant Secretary




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